Muncy Columbia Financial Corporation 8-K

Exhibit 99.1

NEWS RELEASE	CONTACT:

FOR IMMEDIATE RELEASE	Investor Relations
(570)784-4400
investorrelations@journeybank.com

CCFNB BANCORP, INC. AND MUNCY BANK FINANCIAL, INC.

COMPLETE STRATEGIC MERGER OF EQUALS

November 15, 2023, Bloomsburg, Pa. - Lance O. Diehl, Chairman, President and Chief Executive Officer of Muncy Columbia Financial Corporation (OTC Pink: CCFN), announced today the completion of the merger of Muncy Bank Financial, Inc. ("MBF") with and into CCFNB Bancorp, Inc. ("CCFNB"), and the merger of The Muncy Bank and Trust Company ("Muncy Bank") with and into First Columbia Bank & Trust Co. ("First Columbia Bank"). In connection with the mergers, effective November 11, 2023, CCFNB changed its name to Muncy Columbia Financial Corporation ("MCFC") and First Columbia Bank changed its name to Journey Bank.

"This strategic merger of equals unites the rich traditions of Muncy Bank and First Columbia Bank," said Diehl, "creating more career opportunities for employees; an expanded footprint with enhanced products and services for our customers; a larger and more robust company with strong capital and earnings and attractive dividends for our shareholders, and the ability to contribute actively and generously in the communities we serve."

Following the merger, which was approved by the shareholders of each company, the combined company has total assets of approximately $1.6 billion, deposits of approximately $1.23 billion, and loans of approximately $1 billion, serving individuals, families, nonprofits and business clients in Clinton, Columbia, Lycoming, Montour, Northumberland, Sullivan and Union Counties through 22 banking offices and online at www.journeybank.com.

The MCFC executive leadership team includes Lance Diehl, Chairman, President and Chief Executive Officer and Executive Chairman of Journey Bank; Robert J. Glunk, Executive Vice President and Chief Operating Officer and President and Chief Executive Officer of Journey Bank; Jeffrey T. Arnold, Executive Vice President and Treasurer and Senior Executive Vice President of Finance and Risk Management of Journey Bank; Joseph O'Neill, Executive Vice President and Chief Financial Officer of MCFC and Journey Bank; Tammy L. Gunsallus, Senior Executive Vice President of Retail, Operations and Mortgages of Journey Bank; Paul Page, Executive Vice President and Chief Lending Officer of Journey Bank; Jeffrey Whitenight, Executive Vice President and Retail Banking Manager of Journey Bank; and Kevin Weinhoffer, Executive Vice President and Chief Commercial Officer of Journey Bank.

"Today marks the beginning of an exciting new chapter in the history of Journey Bank," said Glunk. "This is an ideal partnership that provides the talent and scale to become more competitive in our markets while maintaining our rich traditions and providing opportunities for growth in new markets."

In accordance with the merger agreement, MBF shareholders will receive 0.9259 shares of MCFC common stock for each share they own and cash in lieu of fractional shares. As a result, former MBF shareholders will receive an aggregate of approximately 1.49 million shares of MCFC common stock and cash in lieu of fractional shares.

The Kafafian Group, Inc. served as financial advisor and provided a fairness opinion to CCFNB and Stevens & Lee served as its legal counsel. Griffin Financial Group served as financial advisor and provided a fairness opinion to MBF and Barley Snyder served as its legal counsel.

ABOUT MUNCY COLUMBIA FINANCIAL CORPORATION

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Lycoming, Montour, Northumberland, Sullivan and Clinton Counties through 22 banking offices. MCFC common stock is traded over the counter (OTC Pink) under the symbol "CCFN."

Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Muncy Columbia Financial Corporation (together with its bank subsidiary, Journey Bank, unless the context otherwise requires, "MCFC") may include beliefs, goals, intentions and expectations and involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding MCFC's future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to MCFC, are forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts." "intends," "plans," "projects," "may," "will," "should," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) costs or difficulties related to integration following the merger; (2) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (3)  changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) adverse developments in borrower industries and, in particular, declines in real estate values; (7) MCFC's ability to maintain compliance with federal and state laws that regulate its business and capital levels; (8) MCFC's ability to raise capital as needed by its business; and (9) the other factors discussed in other reports MCFC may file with the Securities and Exchange Commission ("SEC"). MCFC does not undertake, and specifically disclaims any obligation, to publicly release any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.